                                                                  EXHIBIT 10.2

         THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT AND AMENDMENT
                        TO LOAN DOCUMENTS AND RENEWAL
                            AND EXTENSION OF LOAN

       THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS AND RENEWAL AND EXTENSION OF LOAN (the "AMENDMENT") is made and entered into to be effective as of the 15th day of March, 1998, by and between PMC COMMERCIAL TRUST (herein referred to with its successors and assigns as the "BORROWER") and BANK ONE, TEXAS, N.A., a national banking association (herein referred to with its successors and assigns as the "LENDER").

                                   RECITALS:

       A. Borrower and Lender executed that certain Revolving Credit Agreement, dated as of May 12, 1995, as amended by that certain First Amendment to Revolving Credit Agreement dated as of October 18, 1995, and by that certain Second Amendment to Revolving Credit Agreement and Amendment to Loan Documents and Renewal and Extension of Loan dated as of May 12, 1996, (the "LOAN AGREEMENT"), pursuant to which the Lender has made and may hereafter make loans to the Borrower, as evidenced by that certain Revolving Credit Note executed by Borrower and dated as of May 12, 1995, payable to the order of Lender in the maximum principal amount of $10,000,000.00, as increased, restated and otherwise amended by that certain promissory note executed by the Borrower and dated as of October 18, 1995, payable to the order of Lender in the maximum principal amount of $20,000,000.00 (the "EXISTING REVOLVING CREDIT NOTE"). Except as otherwise expressly provided herein, all capitalized terms used herein shall have the same meanings assigned to such terms in the Loan Agreement.

       B. The Borrower and Lender have agreed, subject to the terms and conditions outlined herein and subject to the Borrower's agreement with the terms and provisions hereof and of each and every other instrument and agreement executed in connection herewith, to restructure the credit facilities made available pursuant to the Loan Agreement and Existing Revolving Credit Note.

                                   AGREEMENTS

       In consideration of the premises, which are made a part hereof, and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Loan Agreement and Loan Documents as follows:




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                                   SECTION I

                        AMENDMENTS TO THE LOAN AGREEMENT

       The Loan Agreement is hereby amended in the following respects:

       1.1    AMENDMENT TO SECTION 1.1.

              (a) SECTION 1.1 of the Loan Agreement shall be and is hereby amended to delete the definition of "BUSINESS DAY" contained therein and to substitute the following definition in lieu thereof:

                     " 'BUSINESS DAY' shall have the meaning ascribed to such
              term in that certain Third Amended and Restated Revolving Credit Note dated as of March 15, 1998, executed by the Borrower, payable to the order of the Bank in the maximum principal amount of $20,000,000.00.

              (b) SECTION 1.1 of the Loan Agreement shall be and is hereby further amended to delete sub-part (a) from the definition of "Combined Borrowing Base Availability" and to substitute the following in lieu thereof:

                     "...(a)       The Combined Borrowing Base Availability
              shall never exceed the lesser of (i) $32,500,000.00, or (ii) the sum of $20,000,000.00 plus the face amount of each Guidance Line Note executed and delivered by the Borrower and accepted by the Bank pursuant to SECTION 2.9 of this Agreement which has not matured (whether by acceleration, the lapse of time or otherwise)..."

              (c) SECTION 1.1 of the Loan Agreement shall be and is hereby further amended to add the following as additional definitions thereto:

                     " 'GUIDANCE LINE OF CREDIT' means an uncommitted credit
              facility that may, from time to time, in the sole and absolute discretion of the Bank, be made available to the Borrower pursuant to SECTION 2.9 of this Agreement in an aggregate amount at any time outstanding up to, but not to exceed, the lesser of
              (i) $12,500,000.00, or (ii) the sum of the maximum face amounts of all Guidance Line Notes executed and delivered by the Borrower and accepted by the Bank pursuant to SECTION 2.9 of this Agreement which have not matured (whether by acceleration, the lapse of time or otherwise)."





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
                     " 'GUIDANCE LINE NOTES' shall mean such promissory notes
              as may, from time to time, be executed and delivered by the Borrower in substantially the same form as EXHIBIT J, appropriately completed and accepted by the Bank pursuant to
              SECTION 2.9 of this Agreement, as the same may, from time to time, be renewed, increased, extended, restated, amended or otherwise modified."

              (d) SECTION 1.1 of the Loan Agreement shall be and is hereby amended to delete the references to May 12, 1998 contained in the definitions of "MATURITY DATE" and "TERMINATION DATE" and to substitute May 15, 2000 in lieu thereof; provided, however, the term "MATURITY DATE", as applicable to any Guidance Line Note or any Advances or Loans made or to be made thereunder, shall mean the sooner to occur of the Maturity Date or Termination Date, as applicable, set forth above, or the date specified as being the date on which the principal balance then outstanding thereon and all accrued and unpaid interest shall become due and payable in full (whether by acceleration, the lapse of time or otherwise), and the term "TERMINATION DATE", as applicable to such Guidance Line Note, shall be the same date as its Maturity Date.

              (e) SECTION 1.1 of the Loan Agreement shall be and is hereby further amended to delete the definition of "MAXIMUM BORROWING BASE AVAILABILITY" contained therein and to substitute the following definition in lieu thereof:

                     " 'MAXIMUM BORROWING BASE AVAILABILITY' shall mean the
              lesser of (a) the sum of $20,000,000.00 plus the face amounts of all Guidance Line Notes executed and delivered by the Borrower and accepted by the Bank pursuant to SECTION 2.9 of this Agreement which have not matured (whether by acceleration, the lapse of time or otherwise), or (b) the Combined Borrowing Base Availability."

              (f) SECTION 1.1 of the Loan Agreement shall be and is hereby further amended to delete the definition of "MAXIMUM RATE" contained therein and to substitute the following definition in lieu thereof:

                     " 'MAXIMUM RATE' shall have the meaning ascribed to such
              term in that certain Third Amended and Restated Revolving Credit Note dated as of March 15, 1998, executed by the Borrower, payable to the order the Bank in the maximum principal amount of $20,000,000.00."





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
              (g) SECTION 1.1 of the Loan Agreement shall be and is hereby further amended to delete the definition of the term "NOTE" contained therein and to substitute the following definition in lieu thereof:

                     " 'NOTE' collectively means and refers to (i) the
              Revolving Credit Note and (ii) each Guidance Line Note executed and delivered by the Borrower and accepted by the Bank pursuant to SECTION 2.9 of this Agreement, evidencing the obligation of Borrower to repay the Loan, as any of the same may, from time to time, be renewed, increased, extended, restated, amended or otherwise modified."

              (h) SECTION 1.1 of the Loan Agreement shall be and is hereby further amended to add the following as an additional definition thereto:

                     " 'REVOLVING CREDIT NOTE' means and refers to that certain
              Third Amended and Restated Revolving Credit Note dated as of March 15, 1998, executed by the Borrower, payable to the order of Bank in the maximum principal amount of $20,000,000.00, as the same may, from time to time, be renewed, increased, extended, restated, amended or otherwise modified."

              (i) SECTION 1.1 of the Loan Agreement shall be and is hereby further amended to delete from the definition of "ELIGIBLE MORTGAGE LOAN", SUBSECTION (D) thereof and substitute the following in lieu thereof:

                     "...(d) which does not constitute a Non-Performing Loan, a
              Renegotiated Loan, a Construction Loan or a Segmented Loan."

              (j) SECTION 1.1 of the Loan Agreement shall be and is hereby further amended to delete from the definition of "MORTGAGE LOAN DOCUMENTS" SUBSECTION (B) thereof, and substitute the following in lieu thereof:

                     "...(b) an originally executed copy of the Mortgage which
              secures the Mortgage Note, file marked to evidence its filing in the appropriate county real estate records....."

              (k) SECTION 1.1 of the Loan Agreement shall be and is hereby further amended by the addition of the following definitions:

                     " 'RENEGOTIATED LOAN' shall mean those Mortgage Loans with respect to which the Mortgage Loan Obligors have had





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
              insufficient cash flow and/or negative economic events which have diminished their ability to make timely and/or complete payments and Borrower has given its concurrence to an alternative schedule of repayment."

                     " 'CONSTRUCTION LOAN' shall mean those Mortgage Loans with respect to which the loan funds are used to finance the construction, renovation or improvement of Projects."

                     " 'SEGMENTED LOAN' shall mean those Mortgage Loans  which
              have been segmented into parts for securitization purposes."

       1.2    AMENDMENT TO SECTION 2.1.   SECTION 2.1(A)(I) of the Loan
Agreement shall be and is hereby amended to delete the same in its entirety and to substitute the following in lieu thereof:

                     "....(i)      the sum of $20,000,000.00 plus the aggregate
              face amounts of all Guidance Line Notes executed and delivered by the Borrower and accepted by the Bank pursuant to SECTION 2.9 of this Agreement which have not matured (whether by acceleration, the lapse of time or otherwise); or..."

       1.3    AMENDMENT TO SECTION 2.4.   SECTION 2.4 of the Loan Agreement
shall be and is hereby amended by adding the following language to the end of thereof:

                     "(e)   Cleanup.   Borrower agrees that for a period of not
              less than thirty (30) consecutive days during each calendar year, Borrower shall have repaid the entire outstanding principal balance of the Note and other Obligations, together with all accrued but unpaid interest thereon."

       1.4    AMENDMENT TO SECTION 2.7.   SECTION 2.7 of the Loan Agreement
shall be and is hereby amended to delete the same in its entirety and to substitute the following in lieu thereof:

              "SECTION 2.7  Fees.  Subject to the limitations set forth in
       SECTION 9.12, Borrower shall pay to Bank in arrears an unused facility fee (the "UNUSED FACILITY FEE"). The Unused Facility Fee shall be due and payable quarterly on the fifteenth (15th) day of each June, September, January and March of each calendar year which occurs prior to the Termination Date, with a final payment being due and payable on the Termination Date. The Unused Facility Fee due on each Unused Facility Fee payment date (including, without limitation, the Termination Date) shall be equal to twenty-five percent (25%) of the product obtained by multiplying .00125 times the amount by which $20,000,000.00 plus the aggregate





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
       face amounts of all Guidance Line Notes executed and delivered by the Borrower and accepted by the Bank pursuant to SECTION 2.9 of this Agreement which have not matured (whether by acceleration, the lapse of time or otherwise) exceeds the average daily principal balance outstanding on the Revolving Credit Note and the Guidance Line Notes during the three (3) month period which ends on the applicable Unused Facility Fee payment date. If the Termination Date occurs pursuant to
       SECTION 2.1(B) or 8.2 hereof, the Unused Facility Fee shall be determined prorata, based upon the portion of the three (3) month period occurring prior to the Termination Date, prorated in accordance with the actual number of days elapsing during such period (including the first day of such period but excluding the last day). In the event that interest accrued and paid on the Revolving Credit Note and any Guidance Line Notes during the consecutive twelve (12) month period which follows March 15, 1998 (or during any consecutive twelve (12) month period which follows any anniversary date of March 15, 1998) exceeds $250,000.00, provided that no Default [other than a Default described in SECTION 8.1(C)] or Event of Default is then existing, then the Bank shall within thirty (30) days following written request by Borrower, refund to Borrower the full amount of unused facility fees paid by Borrower with respect to such twelve (12) month period."

       1.5    AMENDMENT TO ARTICLE 2.      ARTICLE 2 of the Loan Agreement
shall be and is hereby amended to add, as an addition thereto, a new SECTION
2.9 which shall read in its entirety as follows:

              "SECTION 2.9 GUIDANCE LINE OF CREDIT. The Borrower may, from time to time, give the Bank at least fifteen (15) business days prior written notice of the Borrower's desire to increase the maximum amount of the Commitment by executing and delivering to the Bank a Guidance Line Note. Such notice shall be signed by an authorized officer of the Borrower, shall specify the proposed effective date for the Guidance Line Note, the maximum principal amount thereof, and the Maturity Date and Termination Date to be applicable thereto (which shall not extend beyond the Maturity Date and Termination Date of the Revolving Credit
       Note). No Guidance Line Note shall, however, be in a maximum amount less than $2,500,000.00 or shall provide for a Maturity Date less than thirty (30) days following the date on which the Bank shall make an Advance thereunder, and no Guidance Line Note shall be accepted by the Bank if a Default or Event of Default shall then exist. Any Loan made pursuant to a Guidance Line Note shall be made in a single Advance in the full face amount of such Note. THE BANK MAY DECLINE TO INCREASE THE AMOUNT OF THE COMMITMENT BY ACCEPTING ANY GUIDANCE LINE NOTE FOR ANY REASON OR FOR NO REASON, IN ITS SOLE AND ABSOLUTE DISCRETION. THE BORROWER ACKNOWLEDGES AND





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
       AGREES THAT THE BANK IS UNDER NO OBLIGATION TO MAKE ANY LOAN OR ADVANCE PURSUANT TO THE GUIDANCE LINE OF CREDIT UNLESS AND UNTIL THE BANK SHALL, IN ITS SOLE AND ABSOLUTE DISCRETION, ACCEPT A GUIDANCE LINE NOTE, AND IN SUCH EVENT, THE BANK'S OBLIGATION TO MAKE LOANS AND ADVANCES PURSUANT TO THE GUIDANCE LINE OF CREDIT SHALL BE LIMITED TO THE MAXIMUM AMOUNTS OF EACH GUIDANCE LINE NOTE EXECUTED AND DELIVERED BY THE BORROWER AND ACCEPTED BY THE BANK PURSUANT TO THIS SECTION WHICH HAS NOT MATURED (WHETHER BY ACCELERATION, THE LAPSE OF TIME OR OTHERWISE). If the Bank is willing to increase the amount of the Commitment by accepting a Guidance Line Note on the terms specified in the notice given by the Borrower to the Bank, the Bank shall notify the Borrower, whereupon the Borrower shall execute and deliver to the Bank a Guidance Line Note in the form of EXHIBIT "J" attached hereto appropriately completed to specify the maximum amount, the Maturity Date and Termination Date for such Note together with such other instruments, agreements, certificates, documents and information as the Bank may request including, but not limited to, a Compliance Certificate completed in all appropriate respects and executed by the president or any executive vice president or the chief executive or chief financial officer of the Borrower. Loans and Advances made pursuant to any Guidance Line Note shall be subject to all terms and conditions of this Agreement and each other Loan Document including, without limitation, those set forth in this ARTICLE 2 and in ARTICLE 4. Upon the execution and delivery of each Guidance Line Note, the Borrower shall be deemed to represent and warrant that all representations and warranties of Borrower set forth in the Loan Documents and in the Compliance Certificate are true, complete and correct in all material respects and that nothing is omitted therefrom which would cause the same to be misleading in any material respect. Without limiting the generality of the forgoing, the Borrower shall be deemed to represent and warrant to the Bank that it has neither received notice of nor is aware of any Default or Event of Default. Payments of principal and interest upon the Loans (including, without limitation, prepayments) may be applied by the Bank, at its sole option, first toward payment of the Obligations evidenced by the Guidance Line Notes, or any one or more of them, in such order of priority as the Bank, in its sole discretion, may elect."

       1.6    AMENDMENT TO SECTION 7.3.    SECTION 7.3 of the Loan Agreement
shall be and is hereby amended to delete the same in its entirety and to substitute the following in lieu thereof:

                     SECTION 7.3   MINIMUM NET WORTH.   Borrower shall not, at
              any time, permit its Net Worth to be less than the sum of

              $80,000,000.00 plus ninety percent (90%) of the total amount of any of the following contributed to the Borrower as consideration for or with respect to any shares of (or other ownership or beneficial interests in) the Borrower: (a) cash or other legal tender of the United States , and (b) the fair market value of any property, real or personal, tangible or intangible (including any legal or equitable interest in such property), contributed to the Borrower as consideration for or with respect to any shares of (or other ownership or beneficial interests in) the Borrower. In the event Borrower's required minimum Net Worth shall exceed $80,000,000.00 pursuant to the foregoing sentence, and thereafter Borrower shall repurchase its own shares or other ownership or beneficial interests as treasury stock or otherwise, then Borrower's required minimum Net Worth shall be reduced by ninety percent (90%) of the lesser of (i) the purchase price or (ii) the fair market value of such shares or other ownership or beneficial interests purchased by Borrower, provided, however, that Borrower shall not at any time permit its Net Worth to be less than $80,000,000.00.

       1.7    NOTICES, CERTIFICATES AND EXHIBITS.   The forms of Notice of
Borrowing, Compliance Certificate and Borrowing Base Report shall be amended so that, in each insistence where the amount of $20,000,000.00 appears, the sum of
(a) $20,000,000.00 plus (b) the sum of the maximum face amounts of all Guidance Line Notes which have been executed and delivered by the Borrower and accepted by the Bank in accordance with SECTION 2.9 of the Loan Agreement and which have not matured (whether by acceleration, the lapse of time or otherwise) is substituted for $20,000,000.00. The schedule of exhibits to the Loan Agreement shall be amended to add as a new EXHIBIT "J" thereto, the form of the Guidance Line Note which is attached to this Amendment as EXHIBIT "A" and made a part hereof for all purposes, and said form of the Guidance Line Note shall be, and hereby does become, a part of the Loan Agreement.

                                   SECTION II

                     AMENDMENT TO THE REVOLVING CREDIT NOTE

       2.1 Third Amended and Restated Revolving Credit Note. Contemporaneously with the execution hereof, Borrower shall execute and deliver to Bank a Third Amended and Restated Revolving Credit Note (herein so called) dated as of March 15, 1998, in the maximum principal amount of $20,000,000.00 which shall, from and after March 15, 1998, constitute the "REVOLVING CREDIT NOTE" contemplated by the Loan Agreement and Loan Documents.





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
                                  SECTION III

                          AMENDMENT TO LOAN DOCUMENTS

       3.1    Reference to the Loan Agreement.    Each of the Loan Documents is
hereby amended so that any reference in any Loan Document to the Loan Agreement or to any other Loan Document shall mean a reference to the Loan Agreement or such other Loan Document as amended hereby, and any reference in the Loan Agreement or any other Loan Document to the Revolving Credit Note shall mean a reference to the Third Amended and Restated Revolving Credit Note executed contemporaneously herewith.

                                   SECTION IV

                                 MISCELLANEOUS

       4.1    Authority.    The Borrower hereby represents and warrants that
the execution, delivery and performance of this Amendment, all instruments, agreements and other documents executed in connection herewith and all other instruments, agreements and documents executed in connection with the Loan Agreement have been duly authorized by all necessary action of the Borrower and do not and will not: (a) violate any provisions of any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or to which it or any of its assets may be subject; (b) result in, or require the creation or imposition of any Lien (other than a Permitted Lien) upon or with respect to any asset now owned by Borrower or any Collateral; or (c) result in a breach of or constitute a default by Borrower (and Borrower is not in default) under any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its assets is bound or affected. Borrower further warrants and represents that no approval, authorization, order, license, permit, franchise or consent of or registration, declaration, qualification or filing with any governmental authority is required in connection with the execution, delivery or performance by Borrower of this Amendment or any other Loan Document. Such instruments and agreements constitute the legal, valid and binding obligations of the Borrower, enforceable against Borrower in accordance with their respective terms, subject only to the applicable debtor relief laws.

       4.2    Ratification.        Borrower hereby ratifies and confirms the
Loan Agreement and Loan Documents, as renewed, extended, modified and otherwise amended hereby, in all respects, and acknowledges and agrees that all of the terms, provisions and covenants thereof, as renewed, extended, modified and otherwise amended hereby and by the Third Amended and Restated Revolving Credit Note, do and shall remain and continue in full force and effect, enforceable against the Borrower and its assets in accordance with their terms.

       4.3    Further Assurances.   The Borrower covenants and agrees from time
to time to





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
promptly execute, assign, endorse, and deliver to Lender all documents, instruments, notices, agreements, assignments, pledges, statements, and writings, and to do all other acts and things as the Lender may reasonable request in order to more fully evidence and/or to carry out more fully the intent and purposes of this Amendment, the Loan Agreement and other Loan Documents.

       4.4    Multiple Counterparts.     Multiple counterparts of this
Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

       4.5    Representations and Warranties.     The Borrower hereby
represents and warrants that all representations and warranties contained in the Loan Agreement and other Loan Documents are and continue to be true and correct in all material respects, as if made on the date hereof, and nothing is omitted therefrom that would cause the same to be misleading in any material respect.

       4.6 Applicable Laws. THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCEABLE UNDER AND PURSUANT TO THE LAWS OF THE STATE OF TEXAS AND APPLICABLE LAWS OF THE UNITED STATES.

       4.7 No Oral Agreements. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

       IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be executed effective as of the date specified above.


                                           BORROWER:


                                           PMC COMMERCIAL TRUST


                                           By:
                                               -------------------------------
                                           Printed Name:
                                                         ---------------------
                                           Title:
                                                  ----------------------------


                                           LENDER:


                                           BANK ONE TEXAS, N.A.


                                           By:
                                               -------------------------------
                                           Printed Name:
                                                         ---------------------
                                           Title:
                                                  ----------------------------

                                  EXHIBIT "A"
                                       TO
                 THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT
                  AND AMENDMENT TO LOAN DOCUMENTS AND RENEWAL
                             AND EXTENSION OF LOAN

                                  EXHIBIT "J"
                                       TO
                           REVOLVING CREDIT AGREEMENT

                    GUIDANCE LINE NOTE NO.

$                                                                    ,
 --------------------------------                 -------------------  -------


       FOR VALUE RECEIVED, PMC COMMERCIAL TRUST ("BORROWER"), does hereby unconditionally promise to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION ("BANK"), at its offices in Dallas County, Texas at 1717 Main Street, Dallas, Texas 75201, Attention: Alan Miller. The principal amount of
________________________________________________________________________________
AND _____/100 DOLLARS ($______________________) ("TOTAL PRINCIPAL AMOUNT"), or
such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding hereunder is less than the Total Principal Amount, in lawful money of the United States of America, together with interest on such portion of the Total Principal Amount which has been drawn until paid at the rates per annum provided below.

       1. Definitions. For purposes of this Note, unless the context otherwise requires, the following terms shall have the definitions assigned to such terms as follows:

              "ADJUSTED BASE RATE" shall mean a rate equal to the remainder of
       (a) the Base Rate, less (b) one-half of one percent (.5%) per annum.

              "ADJUSTED LIBOR RATE" shall mean with respect to each Interest Period, on any day thereof, an amount equal to the sum of (a) one and three fourths percent (1.75%), plus, (b) the quotient of (i) the LIBOR Rate with respect to such Interest Period, divided by (ii) the remainder of 1.0 less the Reserve Requirement in effect on such day. Each determination by Bank of the Adjusted LIBOR Rate shall, in the absence of manifest error, be conclusive and binding.

              "ADVANCE" shall have the meaning ascribed to such term in the Loan Agreement.

              "BASE RATE" shall mean the Prime Rate of interest per annum as published from time to time in Money Rates in The Wall Street Journal (or if such Prime Rate is not published in The Wall Street Journal, such other comparable rate of interest selected by the Bank in its sole discretion and published in a comparable financial publication).

              "BASE RATE BALANCE" shall mean that portion of the principal balance of this Note bearing interest at a rate based upon the Adjusted Base Rate.

              "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

              "CONSEQUENTIAL LOSS" shall mean, with respect to Borrower's payment of all or any portion of the then outstanding principal amount of any LIBOR Balance on a day other than the last day of the Interest Period related thereto, any loss, cost or expense incurred by Bank in redepositing such principal amount, including the sum of (a) the interest which, but for such payment, Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Bank as a result of so redepositing such principal amount plus (b) any expense or penalty incurred by Bank on redepositing such principal amount.

              "CONTRACT RATE" shall mean a rate of interest based upon the Adjusted LIBOR Rate or Adjusted Base Rate in effect at any time pursuant to an Interest Notice.

              "DEFAULT" shall have the meaning ascribed to such term in the Loan Agreement.

              "DEFAULT RATE" shall have the meaning ascribed to such term in the Loan Agreement.

              "DOLLARS" shall mean lawful currency of the United States of America.

              "EVENT OF DEFAULT" shall have the meaning ascribed to such term in the Loan Agreement.

              "EXCESS INTEREST AMOUNT" shall mean, on any date, the amount by which (a) the amount of all interest which would have accrued prior to such date on the principal of this Note, had the applicable Contract Rate at all times been in effect without limitation by the Maximum Rate, exceeds (b) the aggregate amount of interest accrued on this Note on or prior to such date.

              "INTEREST NOTICE" shall mean a notice given by Borrower to Bank of an Interest Option selected hereunder. Each Interest Notice shall specify the Interest Option selected, the amount of the unpaid principal balance of this Note to bear interest at the rate selected and, if the Adjusted LIBOR Rate is specified, the length of the applicable Interest Period. An Interest Notice may be written or oral (if promptly confirmed thereafter in writing), and Bank is hereby authorized and directed to honor all telephonic Interest Notices from any person authorized to request advances hereunder.

              "INTEREST OPTION" shall have the meaning assigned to such term in PARAGRAPH 6 hereof.

              "INTEREST PAYMENT DATE" shall mean (a) in the case of the Base Rate Balance, the first day of each October, January, April and July occurring prior to the Maturity Date and (b) in the case of any LIBOR Balance, the last day of the corresponding Interest Period with respect to such LIBOR Balance and the Maturity Date.

              "INTEREST PERIOD" shall mean with respect to any LIBOR Balance, a period commencing: (a) on any date which, pursuant to an Interest Notice, the principal amount of such LIBOR Balance begins to accrue interest at the Adjusted LIBOR Rate, or (b) the Business Day following the last day of the immediately preceding Interest Period in the case of a rollover to a successive Interest Period and ending 30, 60 or 90 days thereafter as Borrower shall elect in accordance with the provisions hereof; provided, that: (i) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the succeeding LIBOR Business Day; and (ii) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

              "LIBOR BALANCE" shall mean any principal balance of this Note which, pursuant to an Interest Notice, bears interest at a rate based upon the Adjusted LIBOR Rate for the Interest Period specified in such Interest Notice.

              "LIBOR BUSINESS DAY" shall mean a day on which dealings in Dollars are carried out in the London interbank Eurodollar market.

              "LIBOR RATE" shall mean with respect to each Interest Period, the offered rate for U.S. Dollar deposits of not less than $1,000,000.00 as of 11:00 a.m., City of London, England time two LIBOR Business Days prior to the first date of each Interest Period of this Note as shown on the display designated as "BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES" on the Telerate System ("TELERATE"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate. Provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by Bank from an alternate, substantially similar independent source available to Bank or shall be calculated by Bank by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

              "LOAN AGREEMENT" shall mean that certain Revolving Credit Agreement dated as of May 12, 1995, by and between Bank and Borrower, as amended by that certain First Amendment to Revolving Credit Agreement dated as of October 18, 1995, that certain Second Amendment to Revolving Credit Agreement and Amendment to Loan Documents and Renewal and Extension of Loan dated to be effective as of May 12, 1996, and that certain Third Amendment to Revolving Credit Agreement and Amendment to Loan Documents and Renewal and Extension of Loan dated to be effective March 15, 1998, each of which was entered into by the Bank and the Borrower, as the foregoing may, from time to time hereafter, be further renewed, extended, increased, restated, supplemented, amended or otherwise modified.

              "LOAN DOCUMENTS" shall have the meaning ascribed to such term in the Loan Agreement.

              "MATURITY DATE" shall mean the sooner to occur of (a) the Maturity Date (as such term is defined in the Loan Agreement), (b) May 15, 2000, or (c) the date on which this Note, both principal and interest, shall become due and payable whether the same results from termination of the Bank's Commitment (as such term is defined in the Loan Agreement), as contemplated by SECTION 2.1(B) or SECTION 8.2 of the Loan Agreement, acceleration of this Note or the other Obligations (as such term is defined in the Loan Agreement), or otherwise.

              "MAXIMUM RATE" shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws which are presently in effect in the United States and the State of Texas applicable to such holder and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent that Chapter 303 of the Texas Finance Code, is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the "weekly ceiling" from time to time in effect, as specified in Chapter 303, subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate. If no Maximum Rate is established by applicable law, then the Maximum Rate shall be equal to eighteen percent (18%) per annum.

              "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

              "RESERVE REQUIREMENT" shall, on any day, mean that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) for determining the reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation. For purposes of this definition, any LIBOR Balances hereunder shall be deemed "Eurocurrency liabilities" under Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. Bank's determination of the

       Reserve Requirement shall be conclusive.


       2. Payments of Interest and Principal. Interest on the unpaid principal balance of this Note shall be due and payable on each Interest Payment Date as it accrues. The principal of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date. Mandatory prepayments of the unpaid principal balance of this Note shall be due and payable on the fifteenth (15th) day of each calendar month until this Note is fully and finally paid in an amount equal to that portion of the Excess Debt (as such term is defined in the Loan Agreement) outstanding on the immediately preceding Borrowing Base Determination Date (as such term is defined in the Loan Agreement), as provided in SECTION 2.6(E) of the Loan Agreement which the Bank elects to apply toward payment of this Note. The entire unpaid principal balance of this Note, and all accrued but unpaid interest hereon, shall be due and payable on the Maturity Date.

       3. Rates of Interest. The unpaid principal of the Base Rate Balance shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (a) the Adjusted Base Rate in effect from day to day, or (b) the Maximum Rate. The unpaid principal of each LIBOR Balance shall bear interest at a rate per annum which shall from day to day be equal to the lessor of (i) the Adjusted LIBOR Rate for the Interest Period in effect with respect to such LIBOR Balance, or (ii) the Maximum Rate. Each change in the interest rate applicable to a Base Rate Balance shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Adjusted Base Rate. Interest on this Note shall be calculated on the basis of the actual days elapsed in a year consisting of 365/366 days.

       4. Interest Recapture. If on each Interest Payment Date or any other date on which interest payments are required hereunder, Bank does not receive interest on this Note computed at the Contract Rate because such Contract Rate exceeds or has exceeded the Maximum Rate, then Borrower shall, upon the written demand of Bank, pay to Bank in addition to the interest otherwise required to be paid hereunder, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of such later Interest Payment Date); provided that in no event shall Borrower be required to pay, for any Interest Period, interest at a rate exceeding the Maximum Rate effective during such period.

       5. Interest on Past Due Amounts. Subject to the limitations on interest, if applicable, set forth in this Note and the Loan Agreement, to the extent any interest is not paid on or before the fifth (5) day after it becomes due and payable, Bank may, at its option, add such accrued but unpaid interest to the principal of this Note. Notwithstanding anything herein to the contrary, all past due principal of this Note and, to the extent permitted by applicable law, past due interest on this Note shall, at the option of Bank, bear interest at the Default Rate until paid.

       6. Interest Option. Subject to the provisions hereof, Borrower shall have the option (an "INTEREST OPTION") of having designated portions of the unpaid principal balance of this Note bear interest at a rate based upon the Adjusted LIBOR Rate or Adjusted Base Rate as provided in PARAGRAPH

3 hereof; provided, however, that the selection of the Adjusted LIBOR Rate for a particular Interest Period shall not be for less than $100,000.00 of unpaid principal or an integral multiple thereof. The Interest Option shall be exercised in the manner provided below:

              a. At Time of Borrowing. Contemporaneously with each request for an advance by Borrower under PARAGRAPH 9 herein, Borrower shall give Bank an Interest Notice indicating the initial Interest Option selected with respect to the principal balance of such advance.

              b. At Expiration of Interest Periods. On or before the day of termination of any Interest Period, Borrower shall give Bank an Interest Notice indicating the Interest Option to be applicable to the corresponding LIBOR Balance upon the expiration of such Interest Period. If the required Interest Notice shall not have been timely received by Bank prior to the expiration of the then relevant Interest Period, Borrower shall be deemed to have selected a rate based upon the Adjusted Base Rate to be applicable to such LIBOR Balance upon the expiration of such Interest Period and to have given Bank notice of such selection.

              c. Conversion From Adjusted Base Rate. During any period in which any portion of the principal hereof bears interest at a rate based upon the Adjusted Base Rate, Borrower shall have the right, on any Business Day (the "CONVERSION DATE"), to convert all or a portion of such principal amount from the Base Rate Balance to a LIBOR Balance by giving Bank an Interest Notice of such selection on or before such Conversion Date.

An Interest Notice may be in writing. All written Interest Notices are effective only upon receipt by Bank. Each Interest Notice shall be irrevocable and binding upon Borrower.

       7.     Special Provisions For LIBOR Pricing.

              a. Inadequacy of LIBOR Loan Pricing. If Bank determines that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to United States financial institutions in the interbank Eurodollar market for such Interest Period, or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Bank of making or maintaining a LIBOR Balance for the applicable Interest Period. Bank shall forthwith give notice thereof to Borrower, whereupon until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist, (i) the right of Borrower to select an Interest Option based upon the LIBOR Rate shall be suspended, and (ii) Borrower shall be deemed to have converted each LIBOR Balance to the Base Rate Balance in accordance with the provisions hereof on the last day of the then-current Interest Period applicable to such LIBOR Balance.

              b. Illegality. If the adoption of any applicable law, rule, regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority (as such term is defined in the Loan Agreement), central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Bank to make or maintain a LIBOR Balance, Bank shall notify Borrower. Upon receipt of such notice, Borrower shall be deemed to have converted any LIBOR Balance to the Base Rate Balance, on either (i) the last day of the then-current Interest Period applicable to such LIBOR Balance if Bank may lawfully continue to maintain and fund such LIBOR Balance to such day, or (ii) immediately, if Bank may not lawfully continue to maintain such LIBOR Balance to such day.

       8. Extension, Place and Application of Payments. Should the principal of, or any interest on, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension. All payments of principal of, and interest on, this Note shall be made in lawful money of the United States of America in immediately available funds. Payments made to Bank by Borrower hereunder shall be applied in such order of priority as Bank, in its sole discretion, may elect including, without limitation, first to accrued but unpaid interest and then to outstanding principal.

       9. Advances. Subject to the terms of this Note and the Loan Agreement, Borrower may request Advances hereunder and make payments from time to time during the term of this Note, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not exceed the Commitment (as such term is defined in the Loan Agreement). The unpaid balance of this Note shall increase and decrease with each new Advance or payment hereunder as the case may be. This Note shall not be deemed terminated or cancelled prior to the Maturity Date although the entire principal balance hereof may from time to time be paid in full. Subject to the provisions of this Note and the Loan Agreement, Borrower may borrow, repay and reborrow hereunder from the date hereof until the earlier to occur of the Termination Date (as such term is defined in the Loan Agreement) or the Maturity Date. Each Advance hereunder shall be in an amount not less than $100,000.00 or an integral multiple thereof. Requests for Advances shall be submitted to Bank in accordance with SECTION 2.5 of the Loan Agreement. In addition to the Notice of Borrowing (as such term is defined in the Loan Agreement) required by SECTION 2.5 of the Loan Agreement, each request for an Advance hereunder must be accompanied by an Interest Notice for the funds to be advanced hereunder; provided, however, if an Interest Notice does not accompany an Advance request, Borrower shall be deemed to have designated the Adjusted Base Rate. Each request for an Advance by Borrower hereunder shall be irrevocable and binding on Borrower.

       10. Loan Agreement. This Note is subject to the terms and provisions of the Loan Agreement, which is incorporated herein by reference for all purposes. The holder of this Note is entitled to the benefits provided in the Loan Agreement and to all of the Liens, benefits, rights and privileges set forth in or otherwise arising under any and all Loan Documents. Unless otherwise expressly defined herein, terms that are used in this Note which begin with an initial capital letter (including, without limitation, the term "LOAN DOCUMENTS" shall have the meanings ascribed to such terms in the Loan Agreement. Reference is made to the Loan Agreement for a description of the

Collateral securing the payment of this Note , a statement of certain of the rights of the holder of this Note, certain terms and conditions, if applicable, upon which the Maturity Date may be extended and for other purposes provided herein. Reference is also made to the Loan Agreement for a statement of certain terms and provisions relevant to this Note but not contained herein, including, without limitation, Defaults and Events of Default and prepayment terms. Neither the reference to the Loan Agreement nor the reference to any terms or provisions thereof shall, however, affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note when due and payable.

       11. Prepayments; Consequential Loss. Any prepayment made hereunder shall be made together with all interest accrued but unpaid on this Note through the date of such prepayment. Contemporaneously with each prepayment of principal, Borrower shall give Bank written notice indicating whether such prepayment is to be applied to the Base Rate Balance or a particular LIBOR Balance. If such notice is not timely received by Bank, Borrower shall be deemed to have selected to prepay the Base Rate Balance and, if any sums remain after satisfying all of the Base Rate Balance, the remaining sums shall be applied to any LIBOR Balance(s) that Bank determines in its sole discretion.
If Borrower makes any payment of principal with respect to any LIBOR Balance on any day prior to the last day of the Interest Period applicable to such LIBOR Balance, Borrower shall reimburse Bank on demand for the Consequential Loss incurred by Bank as a result of the timing of such payment. A certificate of Bank setting forth the basis for the determination of a Consequential Loss shall be delivered to Borrower and shall, in the absence of manifest error, be conclusive and binding as to such determination and amount.

       12. Additional Costs. Borrower agrees to pay to Bank all Additional Costs within ten (10) days of receipt by Borrower from Bank of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon Borrower absent manifest error. Failure on the part of Bank to demand compensation for any Additional Costs in any Interest Period shall not constitute a waiver of Bank's right to demand compensation for any Additional Costs incurred during any such Interest Period or in any other subsequent or prior Interest Period. The term "ADDITIONAL COSTS" shall mean such additional amount or amounts as Bank shall reasonably determine will compensate Bank for actual costs incurred by Bank in maintaining LIBOR Rates on the LIBOR Balances or any portion thereof as a result of any change after the date of this Note in any applicable law, rule or regulation or in the interpretation or administration thereof by, or the compliance by Bank with any request or directive from any domestic or foreign court changing the basis of taxation of payments to Bank of the LIBOR Balances or interest on the LIBOR Balances or any portion thereof at an Adjusted LIBOR Rate or any other fees or amounts payable under this Note or the Loan Agreement (other than taxes imposed on all or any portion of the overall net income of Bank by the State of Texas or the Federal government), or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Bank, or imposing on Bank, as the case may be, or on the London interbank market any other condition affecting this Note, the Loan Agreement or the LIBOR Balances so as to increase the cost of Bank making or maintaining

Adjusted LIBOR Rates with respect to the LIBOR Balances or any portion thereof or to reduce the amount or any sum received or receivable by Bank under this Note or the Loan Agreement (whether of principal, interest or otherwise), by an amount deemed by Bank in good faith to be material, but without duplication for Reserve Requirement.

       13.    Notices.   Except as otherwise specified herein, all notices and
requests required or permitted hereunder shall be given in accordance with
SECTION 9.1 of the Loan Agreement.

       14. Legal Fees. If this Note is placed in the hands of any attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection including, but not limited to, court costs and reasonable attorneys' fees.

       15. Waivers. Borrower and each surety, endorser, guarantor and any other party ever liable for payment of any sums of money payable on this Note, jointly or severally, waive presentment and demand for payment, protest, notice of protest, intention to accelerate, acceleration and non-payment, or other notice of default, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes; provided, however, this Note may not be amended or modified except by a written instrument signed by the Borrower and the holder hereof. No waiver by Bank of any of its rights or remedies hereunder or under any other Loan Document or otherwise shall be considered a waiver of any other subsequent right or remedy of Bank; no delay or omission in the exercise or enforcement by Bank of any rights or remedies shall ever be construed as a waiver of any right or remedy of Bank, and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Bank.

       16. Remedies. Upon the occurrence of any Default or Event of Default that is not cured within the time, if any, provided for in the Loan Documents, the holder hereof shall be entitled to exercise any or all rights and remedies available to the holder under the Loan Agreement and other Loan Documents and at law and in equity including, without limitation, at its option, (a) following the occurrence of an Event of Default, the right to declare the entire unpaid balance of principal and accrued but unpaid interest on this Note to be immediately due and payable, and (b) following the occurrence of a Default, the right to refuse to advance additional amounts under this Note.

       17. Spreading. Any provision herein, or in any document securing this Note, or any other document executed or delivered in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Bank nor any holder hereof shall in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Bank or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person, partnership, firm or corporation primarily obligated to pay this Note at the time in question. If any construction of this Note or any document securing this Note, or any and all other papers, agreements or commitments, indicate a different right given to Bank or any holder hereof to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, and all other instruments securing the payment of this Note or executed or delivered in connection herewith shall in all things comply with the applicable law and proper adjustments shall automatically be made accordingly. In the event that Bank or any holder hereof ever receives, collects or applies as interest, any sum in excess of the Maximum Rate, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, if any, Borrower and Bank or any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest; (b) exclude voluntary prepayments and the effects thereof; (c) "spread" the total amount of interest throughout the entire term of this Note; provided that if this Note is paid and performed in full prior to the end of the actual period of existence thereof exceeds the Maximum Rate, if any, Bank or any holder hereof shall refund to Borrower (or to such other person who may be entitled thereto by law) the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by the Bank or any holder hereof under this Note at the time in question.

       18. CHOICE OF LAW. THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE. IN THE EVENT OF A DISPUTE INVOLVING THIS NOTE OR ANY OTHER LOAN DOCUMENT, THE UNDERSIGNED IRREVOCABLY AGREES THAT VENUE FOR SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS.


                                           PMC COMMERCIAL TRUST


                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------